Exhibit 99.1

Sheplers Holding Corporation

and Subsidiary

Consolidated Financial Report

July 27, 2014

Contents

Independent Auditor’s Report	1-2

Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-22

Independent Auditor’s Report

To the Board of Directors

Sheplers Holding Corporation and Subsidiary

Wichita, Kansas

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Sheplers Holding Corporation and Subsidiary, which comprise the consolidated balance sheet as of July 27, 2014 and July 28, 2013, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sheplers Holding Corporation and Subsidiary as of July 27, 2014 and July 28, 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Kansas City, Missouri
December 10, 2014

Sheplers Holding Corporation and Subsidiary

Consolidated Balance Sheets

July 27, 2014 and July 28, 2013

	2014	2013
Assets
Current Assets
Cash and cash equivalents	$1,385,000	$1,367,000
Restricted cash	179,000	263,000
Accounts receivable, net	3,254,000	1,100,000
Inventories	27,112,000	27,161,000
Deferred tax assets	473,000	—
Prepaid expenses and other current assets	1,424,000	978,000
Total current assets	33,827,000	30,869,000

Property and equipment, net	22,888,000	24,927,000
Goodwill	8,635,000	8,635,000
Intangible assets, net	21,508,000	21,887,000
Deferred tax assets	3,621,000	2,949,000
Other assets	2,234,000	3,087,000
Total assets	$92,713,000	$92,354,000

Liabilities and Stockholders’ Deficit
Current Liabilities
Current maturities of long-term debt	$1,152,000	$981,000
Current maturities of capital lease obligations	93,000	86,000
Current portion of financing obligation arising from sale-leaseback transaction	406,000	387,000
Accounts payable	8,862,000	9,520,000
Accrued expenses	6,984,000	4,934,000
Book overdrafts	3,147,000	6,799,000
Deferred tax liability	—	123,000
Customer deposits	1,248,000	888,000
Total current liabilities	21,712,000	23,718,000

Long-term debt, less current maturities	63,361,000	60,801,000
Capital lease obligations, less current maturities	997,000	1,090,000
Financing obligation arising from sale-leaseback transaction, less current portion	8,217,000	8,623,000
Other noncurrent liabilities	4,435,000	2,049,000
Total liabilities	98,722,000	96,281,000

Commitments and Contingencies (Note 9)

Stockholders’ Deficit
Common class A stock, $.001 par value; 450,000 shares authorized; shares issued and outstanding: 2014 - 299,858 shares; 2013 - 301,330 shares	—	—
Common class L stock, $.001 par value; 50,000 shares authorized; shares issued and outstanding: 2014 - 31,074 shares; 2013 - 31,236 shares (liquidation preference of $48,340,000)	—	—
Common class L-1 stock, $.001 par value; 100,000 shares authorized; 70,537 shares issued and outstanding	—	—
Additional paid-in capital	8,963,000	8,951,000
Accumulated deficit	(14,972,000)	(12,878,000)
Total stockholders’ deficit	(6,009,000)	(3,927,000)
Total liabilities and stockholders’ deficit	$92,713,000	$92,354,000

See Notes to Consolidated Financial Statements.

Sheplers Holding Corporation and Subsidiary

Consolidated Statements of Operations

Years Ended July 27, 2014 and July 28, 2013

	2014	2013

Net sales	$149,528,000	$137,096,000
Cost of good sold	91,008,000	81,884,000
Gross profit	58,52,000	55,212,000

Operating expenses:
Selling, general and administrative (including amortization of $1,090,000 and $1,184,000, respectively)	46,416,000	44,446,000
Depreciation and amortization	4,623,000	4,638,000
Store opening costs	237,000	695,000
Store closing costs	—	56,000
Data breach loss	1,500,000	—
	52,776,000	49,835,000

Operating income	5,744,000	5,377,000

Interest expense, net	9,026,000	9,166,000

(Loss) before income tax provision (benefit)	(3,282,000)	(3,789,000)

Income tax (benefit) provision	(1,188,000)	1,627,000

Net (loss)	$(2,094,000)	$(5,416,000)

See Notes to Consolidated Financial Statements.

Sheplers Holding Corporation and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

Years Ended July 27, 2014 and July 28, 2013

	Common Class A Stock		Common Class L Stock		Common Class L-1 Stock		Additional
	Number of		Number of		Number of		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, July 29, 2012	305,123	$—	31,652	$—	70,537	$—	$8,907,000	$(7,462,000)	$1,445,000
Stock compensation expense	—	—	—	—	—	—	44,000	—	44,000
Forfeited restricted stock	(3,793)	—	(416)	—	—	—	—	—	—
Net (loss)	—	—	—	—	—	—	—	(5,416,000)	(5,416,000)
Balance, July 28, 2013	301,330	—	31,236	—	70,537	—	8,951,000	(12,878,000)	(3,927,000)
Stock compensation expense	—	—	—	—	—	—	12,000	—	12,000
Forfeited restricted stock	(1,472)	—	(162)	—	—	—	—	—	—
Net (loss)	—	—	—	—	—	—	—	(2,094,000)	(2,094,000)
Balance, July 27, 2014	299,858	$—	31,074	$—	70,537	$—	$8,963,000	$(14,972,000)	$(6,009,000)

See Notes to Consolidated Financial Statements.

Consolidated Statements of Cash Flows

Years Ended July 27, 2014 and July 28, 2013

	2014	2013
Cash Flows from Operating Activities:
Net (loss)	$(2,094,000)	$(5,416,000)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	5,713,000	5,822,000
Provision for excess and obsolete inventory	1,000	8,000
Amortization of debt issuance costs	851,000	859,000
Accumulated PIK interest	591,000	551,000
Stock compensation expense	12,000	44,000
Deferred taxes	(1,268,000)	1,518,000
Changes in assets and liabilities:
Accounts receivable	(2,154,000)	828,000
Inventories	48,000	(842,000)
Prepaid expenses, other current assets and other assets	(444,000)	152,000
Accounts payable	(838,000)	(131,000)
Accrued expenses	2,050,000	(624,000)
Customer deposits	360,000	(62,000)
Other noncurrent liabilities	2,386,000	116,000
Net cash provided by operating activities	5,214,000	2,823,000

Cash Flows from Investing Activities:
Purchase of property and equipment	(3,295,000)	(2,987,000)
Decrease in restricted cash	84,000	178,000
Net cash (used in) investing activities	(3,211,000)	(2,809,000)

Cash Flows from Financing Activities:
Change in book overdraft	(3,652,000)	4,386,000
Net borrowings (repayments) on revolving line of credit	3,122,000	(3,237,000)
Principal payments on long-term debt	(982,000)	(756,000)
Payments on sale-leaseback financing obligation	(387,000)	(370,000)
Principal payments on capital lease obligations	(86,000)	(107,000)
Net cash (used in) financing activities	(1,985,000)	(84,000)

Net increase (decrease) in cash and cash equivalents	18,000	(70,000)

Cash and Cash Equivalents:
Beginning	1,367,000	1,437,000
Ending	$1,385,000	$1,367,000

Supplemental Cash Flow Information:
Cash paid for interest	$8,488,000	$8,610,000
Cash paid for income taxes	$80,000	$109,000

See Notes to Consolidated Financial Statements.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies

Nature of business: Sheplers Holding Corporation (the “Company”), a Delaware corporation, was formed by a private equity partner and certain of its affiliates (collectively the “Private Equity Partner”), to acquire Sheplers, Inc. and its subsidiaries (“Sheplers, Inc.”) on July 30, 2007. Sheplers, Inc., a Kansas corporation, was founded in 1898 and is a retailer of western wear apparel, footwear and related accessories and gifts. In addition to its retail store operations, the Company sells its products to customers throughout the United States and various international markets through its mail order catalog and internet operations. The Company operates 21 stores located in Arizona, Colorado, Florida, Kansas, Missouri, Nebraska, Nevada, New Mexico, Oklahoma and Texas. The Company has headquarters in Wichita, Kansas and Dallas, Texas.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The consolidated financial statements include the Company and its wholly owned subsidiary, Sheplers, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

Fiscal year: The Company’s fiscal year end is based upon a 52- or 53-week year ending on the last Sunday in July. All references herein to the year ended July 27, 2014 refer to the period which began on July 28, 2013 and ended on July 27, 2014, which consisted of 52 weeks. All references herein to the year ended July 28, 2013 refer to the period which began on July 29, 2012 and ended on July 28, 2013, which consisted of 52 weeks.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of reporting the statements of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has a concentration of credit risk when cash deposits in banks are in excess of federally insured limits in the event of nonperformance by the related financial institution. Management does not anticipate nonperformance by these financial institutions.

Restricted cash: Restricted cash represents dividends held for the benefit of stockholders which will be disbursed at a later date. There is an equal liability for dividends payable included in accrued expenses.

Book overdrafts: Book overdrafts represent the total of all checks written from the zero balance disbursement account that have not been presented for payment as of July 27, 2014 and June 28, 2013.

Inventories: Inventories are stated at the lower of cost or market. Cost is determined utilizing the average cost method, whereby the cost associated with individual units purchased and sold are traced to determine the average cost of each individual unit.

The Company purchases inventory primarily from domestic vendors. For the years ended July 27, 2014 and July 28, 2013, the Company’s top 5 vendors accounted for approximately 49 percent and 50 percent, respectively, of inventory purchases.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Property and equipment: Property and equipment are stated at cost, less accumulated depreciation. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized on the straight-line method over the shorter of the useful lives of the assets or the related lease term, generally five to ten years. When depreciable assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and gains and losses are recognized in the period. Additions and betterments are capitalized. Maintenance and repairs that do not materially improve or extend the lives of the respective assets are charged to operations as the expenses are incurred.

Recoverability is assessed based on estimated undiscounted cash flows from the useful asset, pursuant to the provisions of Accounting Standards Codification 360, Plant, Property, and Equipment. If the carrying value of an asset is not recoverable, the Company records an impairment charge to write down the asset to its estimated fair value. The impairment charge, if any, is recorded in selling, general and administrative expenses. Management’s estimates and assumptions used in the projections are subject to a high degree of judgment and if actual results differ, additional losses may be recorded.

Costs associated with computer software projects during the preliminary project stage are expensed as incurred. Once management authorizes and commits to funding a project, appropriate application development stage costs are capitalized. Capitalized computer costs consist of costs to purchase, license and develop software. Capitalization ceases when the project is substantially complete and the software is ready for its intended use. Training and maintenance costs associated with software applications are expensed as incurred. Software costs are amortized over estimated useful lives ranging from three to seven years commencing when such assets are ready for their intended use. Unamortized computer software costs included in Property and Equipment totaled $7,189,000 and $8,780,000 at July 27, 2014 and July 28, 2013, respectively. Amortization related to capitalized software was $3,266,000 and $294,000 for the years ended July 27, 2014 and July 28, 2013, respectively.

Goodwill: The Company performs an annual goodwill impairment test at the reporting unit level as required by the authoritative guidance on intangibles and goodwill. Under updated authoritative guidance which was issued by the Financial Accounting Standards Board in September 2011, companies are permitted to perform a qualitative assessment to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. The Company performed a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In performing this qualitative assessment, the Company assessed relevant events and circumstances that may impact the fair value and the carrying amount of its reporting units. Factors that were considered included, but were not limited to, the following: (1) macroeconomic conditions; (2) industry and market conditions; (3) overall financial performance and expected financial performance; (4) other entity specific events, such as changes in management or key personnel; and (5) events affecting the Company’s reporting units, such as a change in the composition of net assets or any expected dispositions. Based on the results of this qualitative assessment, the Company determined that it is more likely than not that the carrying value of its reporting units is less than its fair value and, thus, the two-step quantitative analysis was not required. As a result, the Company concluded that no impairment of its goodwill existed for the periods presented.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Intangible assets: Intangible assets represent acquired trademarks, favorable leases, customer relationships and noncompete agreements. Trademarks have been determined to have an indefinite useful life. Intangible assets with definite lives are being amortized using the straight-line method, unless a more appropriate method is determined based on the economic value of the assets. Favorable leases are amortized on a straight-line basis over the related lease term plus all option renewals and are recognized as selling, general and administrative expenses; these lives range from 3 to 24 years. The Company amortizes its customer relationships on a straight-line basis over the expected economic life of the customer relationships acquired, which is estimated to be five years. The Company amortizes its noncompete agreements on a straight-line basis over the contractual term of five years.

Impairment of long-lived assets: The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. Intangible assets with indefinite lives are not amortized, but instead are tested for impairment annually or if events or circumstances indicate otherwise. Intangible assets with indefinite lives are also evaluated annually to determine whether events and circumstances continue to support an indefinite useful life. An impairment charge is recorded to the extent the carrying value exceeds fair value. The Company evaluates its intangible assets and other long-lived assets with definite lives when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable.

No impairment was recorded in 2014 or 2013.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. The Company’s temporary differences relate primarily to property and equipment, allowance for doubtful accounts, and deferred compensation accruals. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes tax liabilities when, despite the Company’s belief that its tax return positions are supportable, the Company believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The current portion of tax liabilities is included in other liabilities. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before July 24, 2011.

Deferred rent: Certain of the Company’s store leases provide for free or reduced rent during an initial portion of the lease term or escalating rent payments. Deferred rent consists of the aggregate obligation for lease payments under these leases accrued on a straight-line basis over the lease term, including any free rent build-out periods and all renewal periods that are considered to be reasonably assured, in excess of amounts paid. In addition, deferred rent includes construction allowances received from landlords, which are amortized on a straight- line basis over the lease term.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Deferred financing costs: Costs incurred to obtain financing are capitalized and amortized to interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the related debt agreements. Net deferred financing costs were $2,203,000 and $3,054,000 as of July 27, 2014 and July 28, 2013, respectively, and are included in other assets on the consolidated balance sheets.

Revenue recognition: The Company recognizes revenue at the time the products are received by the customers, net of an estimate for customer refunds and product returns based on historical return trends, in accordance with the provisions of ASC 605-50, Customer Payments and Incentives. Revenue is recognized for retail store sales at the point at which the customer receives and pays for the merchandise at the register with either cash or a credit card. Revenue is recognized for mail order catalog and internet sales when the merchandise is received by the customer.

The Company sells gift certificates and gift cards with no expiration dates. At the time gift cards are sold, no revenue is recognized; rather a liability is established for the value of the certificate or card. The liability is relieved and revenue is recognized when the gift certificates or cards are redeemed by the customer for merchandise. The liability for unredeemed gift certificates, gift cards and store credits aggregated to $694,000 and $695,000 at July 27, 2014 and July 28, 2013, respectively and is included in accrued expenses on the consolidated balance sheet.

Cost of sales: Cost of sales includes product costs, inbound freight, shipping costs to customers, inventory shrinkage and warehousing, distribution costs and inter-store freight transportation expenses.

Fair value measurements: The Company has adopted Accounting Standards Codification 820-10, Fair Value Measurements, for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. Based on this approach, the Company utilizes certain assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs may be readily observable or generally unobservable inputs. The Company utilizes valuation techniques that use observable and unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy outlined in Accounting Standards Codification 820-10. The fair value hierarchy ranks the quality and reliability of the information used to determine fair value. The determination of fair value in goodwill impairment testing is classified and disclosed in one of the following three categories:

Level 1 —      Valuations derived from quoted market prices in active markets for identical assets or liabilities.

Level 2 —      Valuations derived from quoted prices for similar assets or liabilities in active markets or other observable inputs.

Level 3 —      Valuations derived from other valuation methodologies based on unobservable inputs such as discounted cash flow models.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, approximate fair value due to the short maturity of these instruments. The carrying amount of long-term debt is estimated to approximate fair value because the interest rates fluctuate with market interest rates, or the fixed rates are based on estimated current rates offered to the Company for debt with similar terms and maturities.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Advertising expense: For the years ended July 27, 2014 and July 28, 2013, the Company recognized $8,851,000 and $8,257,000 of advertising, net of vendor allowances of $724,000 and $812,000, respectively. Advertising costs are expensed as incurred except for catalog production and postage costs. Catalog production and postage costs are deferred as prepaid expenses when incurred and amortized over a period not exceeding six months. The amortization is based on the estimated percentage of monthly catalog sales to the total estimated sales for the period expected to benefit from the related catalog.

The Company receives certain allowances from various vendors through a variety of promotional programs and arrangements as a result of purchasing and promoting their products in the normal course of business. The Company considers vendor allowances received to be a reduction in the price of a vendor’s products and records them as a component of inventory until the product is sold, at which point they are recorded as a component of cost of goods sold unless the allowances represent reimbursement of specific, incremental and identifiable costs incurred to promote a vendor’s products. In this case, the allowances are recorded when earned as an offset to the associated expense incurred to promote the applicable products in accordance with Accounting Standards Codification 605, Revenue Recognition.

Recently issued accounting guidance: In February 2013, the Financial Accounting Standards Board (FASB) issued ASU No. 2013-02, Comprehensive Income (ASC Topic 220) Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The ASU requires an entity to report information, either on the face of the statement where net income is presented or in the notes, about the amounts reclassified out of accumulated other comprehensive income by component and to report significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. ASU 2013-02 is effective for fiscal years beginning after December 15, 2013. The Company is currently evaluating the impact of our pending adoption of ASU 2013-02 on the consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers,” (ASU 2014-09) which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This guidance will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for us on July 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU 2014-09 will have on our consolidated financial statements and related disclosures. We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

Subsequent events: Subsequent events have been evaluated through December 10, 2014, which is the date the audited financial statements were available to be issued.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 2.                                 Accounts Receivable

Accounts receivable as of July 27, 2014 and July 28, 2013 consist of the following:

	2014	2013

Vendor receivables	$185,000	$549,000
Postage receivable	—	128,000
Construction allowances	2,450,000	234,000
Other	670,000	191,000
	3,305,000	1,102,000
Less: allowance for doubtful accounts	(2,000)	(2,000)
	$3,303,000	$1,100,000

Note 3.                                 Property and Equipment, Net

Property and equipment as of July 27, 2014 and July 28, 2013 consists of the following:

	2014	2013

Land and buildings	$11,050,000	$11,050,000
Furniture and equipment	34,566,000	32,122,000
Leasehold improvements	6,200,000	5,349,000
	51,816,000	48,521,000
Less: Accumulated depreciation and amortization	(28,928,000)	(23,594,000)
	$22,888,000	$24,927,000

Depreciation expense was $5,334,000 and $5,404,000 for the years ended July 27, 2014 and July 28, 2013, respectively.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.                                 Goodwill and Intangible Assets

Goodwill and intangible assets as of July 27, 2014 and July 28, 2013 consist of the following:

	2014	2013
Intangible Assets Subject to Amortization:
Noncompete agreements	$3,000,000	$3,000,000
Less: Accumulated amortization	(3,000,000)	(3,000,000)
	—	—

Favorable leases	7,922,000	7,922,000
Less: Accumulated amortization	(4,814,000)	(4,435,000)
	3,108,000	3,487,000

Customer relationships	4,000,000	4,000,000
Less: Accumulated amortization	(4,000,000)	(4,000,000)
	—	—
Indefinite Lived Intangible Assets:
Trademarks	18,400,000	18,400,000

Total intangible assets, net	$21,508,000	$21,887,000

	2014	2013
Goodwill	$8,635,000	$8,635,000

There were no changes to goodwill for the years ended July 27, 2014 and July 28, 2013.

Amortization expense for the years ended July 27, 2014 and July 28, 2013 was $379,000 and $418,000, respectively. The estimated amortization expense related to intangible assets is as follows:

Fiscal Year Ending:

2015	$337,000
2016	309,000
2017	287,000
2018	267,000
2019	248,000
Thereafter	1,660,000
$3,108,000

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 5.                                 Accrued Expenses

Accrued expenses as of July 27, 2014 and July 28, 2013 consist of the following:

	2014	2013

Salaries and related taxes	$1,164,000	$334,000
Accrued other operating expenses	2,485,000	966,000
Real estate, personal property and sales tax payable	843,000	1,145,000
Accrued interest	1,798,000	1,794,000
Gift certificates and gift cards	694,000	695,000
	$6,984,000	$4,934,000

Note 6.                                 Pledged Assets and Long-Term Debt

As of July 27, 2014 and July 28, 2013, long-term debt consisted of the following:

	2014	2013

Senior term loan A	$10,762,000	$11,744,000
Senior term loan B	34,354,000	34,354,000
Senior subordinated note	8,832,000	8,241,000
Revolving loan agreement	10,565,000	7,443,000
	64,513,000	61,782,000
Less current maturities	(1,152,000)	(981,000)
	$63,361,000	$60,801,000

The Company has a Term Loan Agreement consisting of Term Loan A of $12,500,000 and Term Loan B of $34,354,000 and has a maturity date of December 20, 2016. The proceeds were used to retire the existing indebtedness and fund a dividend to the stockholders of the Company. Under the provisions of Term Loan A, the outstanding amount is reduced quarterly by principal payments $175,000 from July 2012 through January 2013. The quarterly principal payments increase to $231,000 from April 2013 through February 2014, with the principal payments increasing to $288,000 starting May 2014 and quarterly thereafter. Under the provisions for Term Loan B, there are no principal payments required until maturity. Interest on outstanding borrowings is payable at the end of the Company’s fiscal quarter at 8.5 percent for Term Loan A. Interest on outstanding borrowings for Term Loan B is at the banks’ prime rate plus a percentage, or LIBOR plus a percentage at the Company’s discretion (13.15 percent and 11.65 percent as of July 27, 2014 and July 28, 2013, respectively). The Term Loan Agreement is subject to customary covenants, and substantially all of the assets of the Company, except those associated with the Credit Agreement defined below, serve as collateral. At the time of the filing of the Company’s fourth quarter and year-end lender required compliance certificates, the Company determined that the assessment from the credit card brands resulting from the data breach would need to be recognized as a fiscal 2014 expense and liability. Such recognition would have caused the Company to be in violation of its debt covenants as currently defined in the amended credit agreements. The Company requested and has received an amendment to the credit agreement covenants that would allow the Company to be in compliance post-recognition of the data breach liability.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 6.                                 Long-Term Debt (Continued)

The Company also has a note purchase agreement which consists of a Senior Subordinated Note for $7,500,000 which has a maturity date of December 20, 2017. The proceeds were used to retire the existing indebtedness and fund a dividend to the stockholders of the Company. This note bears interest at the rate of 17 percent. Of the total interest paid, 10 percent of the interest is payable in arrears on a quarterly basis through the maturity date. The remaining interest, which is 7 percent, is accrued during the period from the inception date of the note and compounded on a quarterly basis until the maturity date, at which time all of the principal and deferred interest is due. Alternatively, the Company may choose to accrue all interest at 18.5 percent on a quarterly compounded basis and pay the full amount of principal and accrued interest at the maturity date. The note is subject to customary covenants and substantially all assets of the Company serve as collateral. As of July 27, 2014 and July 28, 2013, the outstanding balance was $8,832,000 and $8,241,000, respectively. The outstanding balance includes $1,332,000 and $741,000, respectively, of accrued interest.

The Company also has a Revolving Loan which is limited to $22,500,000 and has a maturity date of December 20, 2016. Under the agreement, the Company is subject to certain borrowing base limitations. The Company’s revolving line of credit bears interest at the bank’s prime rate plus a percentage based on availability or LIBOR plus a percentage based on availability (4.75 percent as of July 27, 2014 and July 28, 2013). Interest payments are due the last day of each calendar month for prime rate borrowings, or for LIBOR loans at the last day of each interest period, or not less than every three months. The outstanding borrowings under the facility plus any outstanding letters of credit shall not exceed $22,500,000, of which up to $10,000,000 may be in the form of outstanding letters of credit. The outstanding borrowings against the line were $10,565,000 and $7,443,000 with no outstanding letters of credit as of July 27, 2014 and July 28, 2013, respectively. The Revolving Loan is subject to customary covenants, and the merchandise inventories and accounts receivable serve as collateral. At the time of the filing of the Company’s fourth quarter and year-end lender required compliance certificates, the Company determined that the assessment from the credit card brands resulting from the data breach would need to be recognized as a fiscal 2014 expense and liability. Such recognition would have caused the Company to be in violation of its debt covenants as currently defined in the amended credit agreements. The Company requested and has received an amendment to the credit agreement covenants that would allow the Company to be in compliance post-recognition of the data breach liability.

The annual maturities of long-term debt as of July 27, 2014 are as follows:

Fiscal Year Ending:

2015	$1,152,000
2016	1,152,000
2017	53,377,000
2018	8,832,000
$64,513,000

Note 7.                                 Sale Leaseback Transaction

As part of the financing for the acquisition on July 30, 2007, Sheplers, Inc. sold two retail stores, one distribution center facility and some excess land (in total, three separate properties) for $11,050,000, to an unrelated third party real estate company, and simultaneously entered into a lease agreement with the real estate company whereby Sheplers, Inc. leased back the three properties (the “sale-Ieaseback”). Because Sheplers, Inc. retained certain responsibilities during the lease term, this transaction is recorded as a financing obligation and the assets and related financing obligation under the new lease remained on the balance sheet and were included in the net assets acquired by the Company.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 7.                                 Sale Leaseback Transaction (Continued)

The lease agreement has a 20-year term expiring in 2027 with renewal options and includes certain default provisions requiring the Company to make timely rent payments, and to maintain service, repair and insure the buildings and equipment.

The land and buildings involved in this transaction are included in property and equipment as follows:

	2014	2013
Land and building	$11,050,000	$11,050,000
Less accumulated depreciation	(3,867,000)	(3,315,000)
	$7,183,000	$7,735,000

Depreciation on the building will continue until a sale has been recognized.

Future minimum payments required on the leaseback as of July 27, 2014, are due as follows:

Fiscal Year Ending:

2015	$1,043,000
2016	1,047,000
2017	1,047,000
2018	1,047,000
2019	1,047,000
Thereafter	8,376,000
13,607,000
Less amounts representing interest	(4,984,000)
8,623,000
Less current obligation	406,000
Financing obligation	$8,217,000

Interest expense relating to this financing agreement was $636,000 and $637,000 for 2014 and 2013 respectively.

Note 8.                                 Other Noncurrent Liabilities

Other noncurrent liabilities as of July 27, 2014 and July 28, 2013 consist of the following:

	2014	2013
Dividends payable	$89,000	$179,000
Deferred rent	4,346,000	1,870,000
	$4,435,000	$2,049,000

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 9.                                 Income Taxes

Net deferred tax assets (liabilities) consist of the following components:

	2014	2013
Deferred tax assets:
Inventories	$391,000	$136,000
Property and equipment	791,000	—
Accrued expenses, reserves, and gift certificates and cards	1,612,000	706,000
Net operating loss carryforwards	8,268,000	8,207,000
	11,062,000	9,049,000
Valuation allowance	(2,886,000)	(2,886,000)
Total deferred tax assets	8,176,000	6,163,000

Deferred tax liabilities:
Prepaid expenses	(334,000)	(270,000)
Intangibles and other assets	(3,748,000)	(2,969,000)
Property and equipment	—	(98,000)
Total deferred tax liabilities	(4,082,000)	(3,337,000)
Net deferred tax assets	$4,094,000	$2,826,000

The above net deferred tax asset is presented on the consolidated balance sheets as follows:

	2014	2013
Deferred tax asset - current	$473,000	$—
Deferred tax asset - long-term	3,621,000	2,949,000
Deferred tax liability - current	—	(123,000)
Net deferred tax asset	$4,094,000	$2,826,000

The components of income tax provision (benefit) for the years ended July 27, 2014 and July 28, 2013 are as follows:

	2014	2013
Current:
State	$80,000	$109,000
Deferred:
Federal	(1,165,000)	1,341,000
State	(103,000)	177,000
	(1,268,000)	1,518,000

Income tax provision (benefit)	$(1,188,000)	$1,627,000

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 9.                                 Income Taxes (Continued)

The income tax provision (benefit) differs from the amount of income tax expense (benefit) determined by applying the U.S. federal income tax rate to pre-tax income for the years ended July 27, 2014 and July 28, 2013 due to the following:

	2014	2013

Computed “expected” tax expense (benefit)	$(1,116,000)	$(1,288,000)
Increase (decrease) in income taxes resulting from:
State income tax (benefit) (net of federal benefit)	(50,000)	(5,000)
Permanent items	23,000	69,000
Other	(45,000)	—
Change in valuation allowance	—	2,851,000
Provision for income tax expense (benefit)	$(1,188,000)	$1,627,000

The Company’s deferred tax assets primarily result from federal and state net operating loss carryforwards (“NOLs”). As of July 27, 2014, the Company has federal NOLs of approximately $22.3 million. The federal NOLs have a 20-year carryforward period and begin expiring in 2028. The Company also has NOLs in various states, totaling approximately $17.2 million. State NOLs begin to expire in 2014.

As of July 27, 2014, the Company has a valuation allowance of $2,851,000 recorded on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

The Company did not recognize a change in the liability for unrecognized tax benefits and does not expect that its unrecognized tax benefits will significantly increase or decrease during the fiscal year beginning July 28, 2014.

Note 10.                          Capital Leases, Lease Commitments, and Total Rent Expense

The Company leases certain retail stores and other property and equipment under various noncancelable capital and operating lease agreements which expire at various dates through 2031. Initial terms are typically 10 to 25 years, followed by renewal options at five-year intervals and may include rent escalation clauses. The leases provide for monthly fixed rental amounts or contingent rentals based upon sales in excess of stated amounts and normally require the Company to pay real estate taxes, insurance, common area maintenance costs and other occupancy costs. The commencement date of all lease terms is the earlier of the date the Company becomes legally obligated to make rent payments or the date the Company has the right to control the property. Additionally, the Company recognizes rent expense on a straight-line basis over a time period that equals or exceeds the time period used for depreciation of buildings on leased land or other leasehold improvements.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 10.                          Capital Leases, Lease Commitments, and Total Rent Expense (Continued)

Property and equipment includes the following amounts related to capital leases:

	2014	2013
Furniture and equipment	$11,662,000	$11,662,000
Accumulated ammortization	(8,886,000)	(8,014,000)
	$2,776,000	$3,648,000

As of July 27, 2014, future minimum rental commitments under capital leases and noncancelable operating leases with initial or remaining terms in excess of one year consists of the following:

	Operating	Capital Lease
	Leases	Obligation
2015	$4,573,000	$190,000
2016	4,573,000	190,000
2017	4,789,000	190,000
2018	3,471,000	190,000
2019	3,596,000	190,000
Thereafter	14,390,000	656,000
	$35,392,000	1,606,000
Less: Amount representing interest		(516,000)
Present value of future minimum lease payments		1,090,000
Less: Current obligation		(93,000)
		$997,000

Rental expense for operating leases was $4,297,000 and $5,223,000 for the years ended July 27, 2014 and July 28, 2013.

Note 11.                          Related Party Transactions

In connection with the acquisition of Sheplers, Inc., the Company entered into an Advisory Agreement (“Agreement”) with its majority shareholder. For the remaining term of the Agreement, the fees will be the lesser of $500,000 or 2 percent of the aggregate equity investment in the Company led or sponsored by the stockholder. There are requirements for additional fees due upon the consummation of a variety of transactions. The Agreement provides for certain consulting services from time to time. The Agreement continues in effect until mutual written consent to terminate it; change of ownership of more than 75 percent of the total combined voting stock of the Company; sale, transfer or other disposition of substantially all of the Company’s assets; or liquidation or dissolution of the Company. This stockholder received fees of $500,000 for the years ended July 27, 2014 and July 28, 2013.

Note 12.                          Savings and Investment Plan

The Company has established a savings and investment plan to cover substantially all employees. This plan allows participants to defer, via payroll deductions, from 1  percent to 100 percent of their annual compensation, limited to certain annual maximum amounts set by the Internal Revenue Code. The Company matched one-quarter of the employee contribution, up to 1.5 percent. The Company’s costs associated with the plan were $59,000 and $80,000 for the years ended July 27, 2014 and July 28, 2013, respectively.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 13.                          Stockholders’ Equity

The holders of Class A shares are entitled to one vote per share on all matters to be voted on by the Company’s stockholders, and the holders of Class L-1 and Class L shares have no rights to vote in these matters. In the event of a liquidation of the Company, such distribution is to be made first to the holders of the Class L shares on a pro rata basis to include a liquidation preference, which is to be calculated quarterly at the rate of 15 percent per annum and using an original cost per share of $1,000. Further distributions are to be made of the original cost per share of the Class L shares. Finally, the remaining distributions are to be made to the Class A, Class L, and Class L-1 shareholders equally based on the number of shares held.

The Company may not enter into any agreement which would result in a change of control or initial public offering without the prior written agreement of the holders of the majority of the then outstanding Class L-1 and Class L shares.

Employee Equity Incentive Plan: Effective January 15, 2010, the Board of Directors approved the Sheplers Holding Corporation 2010 Equity Incentive Plan (the “2010 Plan”), which provides for the discretionary awards of restricted stock and phantom rights awards to the Company’s employees.

For both of the awards, the vesting for 40 percent of the stock is based on service and are fully vested after five years; 40 percent at the end of the second year, 60 percent at the end of the third year, 80 percent at the end of the fourth year and fully vested at the end of the fifth year. The remaining 60 percent of the stock vests based on achievement by the Company of certain performance goals set by the Board of Directors projected to be realized annually over the five years. In the event the performance goals are not achieved in any one year, the agreements provide for catch-up vesting if subsequent goals are reached. The Company recognizes compensation cost on a straight-line basis for restricted stock awards with time vesting conditions only. The Company recognizes compensation cost for restricted stock awards with performance conditions if and when the Company concludes that it is probable that the performance condition will be achieved.  No expense was recorded in either 2014 or 2013 for the portion of the restricted stock awards that is based on performance because the goals were not achieved.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 13.                          Shareholders’ Equity (Continued)

Activity related to restricted stock awards during the years ended July 27, 2014 and July 28, 2013 was as follows:

	Common L Shares			Common A Shares
			Weighted			Weighted
		Weighted	Average		Weighted	Average
	Number	Average	Remaining	Number	Average	Remaining
Restricted Stock — Time Vesting	of Awards	Fair Value	Life (Years)	of Awards	Fair Value	Life (Years)
Nonvested at July 29, 2012	1,266	$181.02	3.11	11,539	$—	3.11
Forfeited	(166)	341.23		(1,517)	—
Vested	694	152.02		6,318	—
Nonvested at July 28, 2013	406	164.83	2.09	3,704	$—	2.09
Forfeited	(65)	648.89		(589)	—
Vested	864	136.47		7,876	—
Nonvested at July 27, 2014	171	73.40	1.05	1,558	—	1.05

	Common L Shares			Common A Shares
			Weighted			Weighted
		Weighted	Average		Weighted	Average
Restricted Stock — Performance	Number	Average	Remaining	Number	Average	Remaining
Vesting	of Awards	Fair Value	Life (Years)	of Awards	Fair Value	Life (Years)
Nonvested at July 29, 2012	1,899	24.99	3.11	17,309	—	3.11
Forfeited	(250)	62.20		(2,276)
Nonvested at July 28, 2013	1,649	24.99	2.09	15,033	—	2.09
Forfeited	(97)	133.65		(883)
Nonvested at July 27, 2014	1,552	19.36	1.05	14,150	—	1.05

As of July 27, 2014, total unrecognized compensation expense related to nonvested restricted stock awards was approximately $47,000, which is expected to be recognized over a weighted average period of approximately 3 years. The total fair value of shares that vested during the year ended July 27, 2014 was $13,000. Compensation expense was $12,000 and $44,000 for the years ended July 27, 2014 and July 28, 2013, respectively.

Phantom rights: There were 5,290 and 5,682 Phantom Rights Awards (“PRAs”) outstanding as of July 27, 2014 and July 28, 2013, respectively. The PRAs are held by members of senior management of the Company. Due to the contingency associated with the ultimate payment for the phantom rights awards, no expense is recognized associated with these awards until a triggering event occurs.

Sheplers Holding Corporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 14.                          Data Breach Loss

After the close of the fiscal year 2014, the Company experienced an event that has created an estimated liability that has been recognized in the consolidated financial statements. The Company determined that the payment systems for the retail stores had suffered a security breach in which hackers gained access to the systems and some customers’ payment card information was exposed. As a result of the breach, the Company believes that it is highly probable that a liability assessment will be given to the Company from the credit card brands for recovery of their costs resulting from the breach. Although the Company made this determination subsequent to the close of fiscal 2014, since the breach occurred prior to the end of the fiscal year a recognition of the potential liability assessment is being recognized in fiscal year 2014. The Company recorded an estimated liability of approximately $1,500,000 as of July 27, 2014.